UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed, on April 20, 2009, the Board of Directors of BearingPoint, Inc. (the “Company”) authorized the Company to enter into a non-binding term sheet for the sale of its Europe, Middle East and Africa (“EMEA”) business to local management. On July 17, 2009, the Company, BE Holdings I CV, a subsidiary of the Compny (the “Seller”), certain other affiliates of the Company and BE Partners B.V., a newly formed company established by a significant majority of the managing directors of the Company’s EMEA practice for the purpose of acquiring the EMEA practice from the Company (the “Purchaser”), entered into an Agreement for the Sale and Purchase of the Share Capital of BearingPoint Europe Holdings B.V. (“BearingPoint Europe”), BearingPoint’s European holding company (the “Share Sale Agreement”). Under the terms of the Share Sale Agreement, the Purchaser will acquire all of the Company’s EMEA practice for an aggregate purchase price of approximately US $69 million in total consideration (the “EMEA Transaction”). The EMEA practice will continue to operate under the BearingPoint name following the completion of the Share Sale Agreement.
     As previously announced, on February 18, 2009, the Company and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under Case No. 09-10691 (REG) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Company is pursuing the sale of all or substantially all of its businesses and assets to a number of parties. The Company expects that these sale transactions will result in modification of the plan of reorganization originally filed with the Bankruptcy Court on February 18, 2009 and, if the Company is successful in selling all or substantially all of its assets, in the liquidation of the Company’s business and the Company ceasing to operate as a going concern.
     The parties have agreed to work towards a completion date of August 31, 2009 for the EMEA Transaction. The EMEA Transaction is subject to (i) the approval of the Bankruptcy Court, (ii) the formation of a trust to which certain intellectual property rights will be transferred for the benefit of the Purchaser and (iii) the Company being released from certain outstanding letters of credit issued in respect of the Company’s EMEA practice. There can be no assurance that the EMEA Transaction will be approved by the Bankruptcy Court or that the EMEA Transaction will be completed.
     Certain key terms of the Share Sale Agreement are described below:
Aggregate Consideration
     The EMEA Transaction contemplates that aggregate consideration will be provided to the Company and its affiliates (including repatriation of excess cash currently held by the EMEA practice) of approximately US $69 million, as follows:
•	in settlement of certain intercompany charges, BearingPoint Europe and its subsidiaries have transferred approximately US $8.1 million to Seller and will transfer an additional US $5.9 million (the “Additional Amount”) to Seller by July 24, 2009;

•	at the completion date of the EMEA Transaction, Purchaser will pay to Seller US $5 million as consideration for the sale of the shares of BearingPoint Europe (the “Shares”);

•	at the completion date of the EMEA Transaction, BearingPoint Europe and its subsidiaries will pay to Seller approximately US $35 million in settlement of certain payables owed from BearingPoint Europe and its subsidiaries to the Company and its subsidiaries; and

•	at the completion date of the EMEA Transaction, BearingPoint Europe will enter into a loan agreement to evidence pre-existing intragroup indebtedness in the amount of US $15 million owed by BearingPoint Europe to the Seller, with the loan maturing in three months and bearing interest at a rate of 8% per annum.
     In addition, the Company has agreed to provide certain transition services to the Purchaser following completion of the EMEA Transaction for a separate fee.
Formation of Intellectual Property Trust
     In connection with the EMEA Transaction, Dallas Projects Holdings, Limited, a subsidiary of the Company, will establish a trust under the laws of the Cayman Islands (the “Trust”) that will survive the wind-down of the Company’s domestic operations. The Trust will own certain BearingPoint trademarks, BearingPoint domain names and associated goodwill and may license the BearingPoint trademarks to third parties in accordance with the terms of the Trust.
Conditions Precedent
     The sale and purchase of the shares of BearingPoint Europe is conditional on:
•	the Bankruptcy Court having entered an order authorizing the Debtors to take such steps necessary to cause the Seller to sell the Shares to the Purchaser in accordance with the terms and conditions of the Share Sale Agreement (the “Approval Order”);

•	the formation of the Trust and the transfer of certain intellectual property to the Trust; and

•	the letters of credit issued on behalf of Seller or certain of its affiliates being returned to the respective issuer or cash collateralized by BearingPoint Europe or its affiliates.
     In addition, certain transaction documents are to be executed and delivered in connection with the completion of the EMEA Transaction.
Representations and Warranties
     The Share Sale Agreement contains customary representations and warranties regarding the Seller and the Shares. The representations and warranties of the Seller and its affiliates will continue in full force after the completion of the EMEA Transaction.
Termination
     The Purchaser may terminate the Share Sale Agreement if:
•	the Seller breaches any material covenant or obligation under the Share Sale Agreement;

•	the Seller modifies, amends or alters the Approval Order in any material respect without the consent of the Purchaser; or

•	the Bankruptcy Court does not enter the Approval Order within 30 days after the related motion is filed with the Bankruptcy Court.

     The Seller may terminate the Share Sale Agreement if BearingPoint Europe (or certain of its subsidiaries) defaults on the obligation to pay the Additional Amount to Seller for more than two business days after the date such payment is due.
Item 7.01. Regulation FD Disclosure.
     On July 17, 2009, the Company issued a press release announcing the EMEA Transaction. A copy of the press release is furnished as an exhibit to this Current Report.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by Regulation FD.
Item 8.01 Other Events
     On July 9, 2009, the Company and certain of its subsidiaries entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with CSC Brazil Holdings LLC (“CSC Brazil”) and Computer Sciences Corporation (together with CSC Brazil, “CSC”) for the sale of the Company’s consulting business in Brazil. Pursuant to the Stock Purchase Agreement, CSC agreed to purchase BearingPoint, S.A. (“BearingPoint Brazil”), a wholly owned subsidiary of the Company, through the purchase of all issued and outstanding shares of common stock of BearingPoint Brazil, for a purchase price of US $7.9 million (the “Brazil Transaction”). The consummation of the Brazil Transaction is expected to occur on or prior to August 7, 2009 and is subject to customary closing conditions. The Bankruptcy Court approved the Brazil Transaction on July 23, 2009. There can be no assurance that the Brazil Transaction will be completed.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description

99.1	Press Release dated July 17, 2009.
Forward-Looking Statements
     Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s bankruptcy and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) risks and uncertainties associated with the Company’s bankruptcy proceedings as a result of filing for reorganization under chapter 11 of title 11 of the Bankruptcy Code, including, without limitation, employee attrition, as well as Bankruptcy Court rulings and the outcome of the Company’s bankruptcy proceedings in general; (iii) the Company’s ability to obtain Bankruptcy Court approval with respect to the proposed sale of all or substantially all of its businesses (including the EMEA Transaction and the Brazil Transaction), if required, and related changes to the plan of reorganization; (iv) the ability of the Company to enter into definitive agreements with respect to the sale of the rest of its businesses and assets, and to consummate such sale transactions on favorable terms, if at all; (v) the ability of the Company to satisfy conditions to the closing of any sale transactions (including the EMEA Transaction and the Brazil Transaction); (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements, including their ability to obtain financing under current financial market conditions; (vii) risks and uncertainties inherent in transactions involving the sale of all or substantially all of the businesses of the Company, including, without limitation, the diversion of management attention from the operation of the Company’s business and risks associated with any failure to consummate such sale transactions; (viii) the potential adverse impact of the chapter 11 proceedings on the Company’s liquidity and results of operations; and (ix) claims made after the date that the Company filed for bankruptcy and other claims that are not discharged in the chapter 11 proceedings. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer